UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 12, 2015

POLYPORE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At a special meeting of stockholders of Polypore International, Inc. (the “Company”) held on May 12, 2015, the Company’s stockholders approved (i) a proposal to adopt the Agreement and Plan of Merger, dated as of February 23, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Asahi Kasei Corporation and ESM Holdings Corporation, an indirect wholly owned subsidiary of Asahi Kasei Corporation and (ii) a proposal to approve, on a non-binding advisory basis, the compensation to be paid to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement.
On April 6, 2015, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 45,008,249 common shares of the Company were issued and outstanding. The holders of 37,811,956 common shares of the Company were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals.
Proposal 1. Adoption of the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
36,960,060	13,490	838,406	-

Proposal 2. Non-binding advisory vote to approve merger-related named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
32,613,627	4,217,165	981,164	-

Since there were sufficient votes represented at the special meeting to adopt the Merger Agreement, the proposal to adjourn the special meeting to solicit additional proxies was moot and therefore not presented or voted on.
Item 8.01. Other Events.
On May 11, 2015, the waiting period applicable to the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) expired. The completion of the merger is also subject to other customary closing conditions and to the closing of the sale of the Company’s Separations Media segment pursuant to the Asset Purchase Agreement, dated as of February 23, 2015 (the “Asset Purchase Agreement”), by and between the Company and 3M Company. On May 3, 2015, the waiting period applicable to the Asset Purchase Agreement under the HSR Act expired. The completion of the merger and the sale of the Separations Media segment, in each case, remain subject to the receipt of antitrust clearance in other jurisdictions and the parties are in the process of obtaining all remaining regulatory clearances.
Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, the Company continues to expect the merger to close in the second or third quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

Date: May 12, 2015	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer

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